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                                                                EXHIBIT 10(g)(1)

THIS SENIOR NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THIS SENIOR NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE TRANSFERRED BY SALE, GIFT, PLEDGE OR OTHERWISE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL AND OTHER ASSURANCES SATISFACTORY TO THE COMPANY PRIOR TO THE PROPOSED TRANSACTION THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                      INTER.ACT ELECTRONIC MARKETING, INC.

                       25% SENIOR SECURED Convertible Note

No. SSC-00                                                    $-----------------
                                                                 August 25, 2000


     FOR VALUE RECEIVED, the undersigned, INTER.ACT ELECTRONIC MARKETING, INC., a North Carolina corporation (the "Company"), hereby promises to pay to the order of ______________________, an individual (the "Holder"), the principal amount of ____________________________________________________________________
DOLLARS ($__________), together with interest on the principal amount outstanding from time to time at the rate of twenty-five percent (25%) per annum, in accordance herewith. Principal and interest shall be payable in lawful money of the United States of America to the Holder, at the address provided to the Company, by cash or check.

I.   PAYMENT OF PRINCIPAL AND INTEREST.

     1.1 Payment. This 25% Senior Secured Convertible Note (the "Senior Note")
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is one in a series of senior secured convertible promissory notes (collectively, the "Senior Notes") (i) issued by the Company on August 25, 2000 in the aggregate principal amount of $1,750,000, (ii) that may be issued by the Company in exchange for certain indebtedness of the Company outstanding on the date hereof in the aggregate principal amount of $1,500,000 under a promissory note dated May 19, 1999, (iii) that may be issued by the Company in exchange for certain indebtedness of the Company outstanding on the date hereof in the aggregate principal amount of $5,000,000 under a promissory note dated June 16, 1999 or (iv) that may be issued by the Company after the date hereof and prior to December 31, 2000 (other than pursuant to clauses (ii) and (iii)) in the aggregate principal amount of up to $6,750,000. Subject to any prior conversion of this Senior Note, principal and all accrued interest hereunder shall be due and payable to Holder in full on August 25, 2002; provided, however, that principal and all accrued interest hereunder shall be due and payable to the Holder within 10 days of written demand to the Company made by the Holder at any time after 121 days from the date hereof; provided, further, however, that if such written demand is made prior to the first anniversary hereof, the
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principal and all accrued interest hereunder shall be due and payable pursuant to such demand only in the event that the Company has received written demand from Holders representing at least 75% of the aggregate outstanding principal amount of the Senior Notes. Regardless of whether any demand has been made, upon the closing of any Asset Sale (as defined in the Indenture dated as of December 15, 1999 between the Company, as successor in interest to Inter Act Operating Co., Inc., and State Street Bank and Trust Company), the Company shall immediately pay out of the proceeds of the Asset Sale the outstanding principal and accrued interest hereunder; provided, however, that any such required payment prior to demand shall be limited to the extent of the proceeds of the Asset Sale and shall be paid pari passu with the other Senior Notes and the notes referenced in clauses (ii) and (iii) above.

     1.2 Prepayment. The Company may prepay all or any part of the indebtedness
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evidenced by this Senior Note without any prepayment penalty or fee at any time after one year from the date hereof or sooner if the Company has received written approval from Holders representing at least 75% of the aggregate outstanding principal amount of the Senior Notes; provided, however, that any prepayment on the Senior Notes at the option of the Company shall be pro rata with respect to all the Senior Notes outstanding; provided further, however, that the Company shall give the Holders of the Senior Notes at least 30 days written notice of its election to prepay (which notice shall state the amount of principal and accrued interest intended to be prepaid) in order that the Holders may exercise their right of conversion of any portion of the principal and accrued interest under the Senior Notes in accordance with Article II below. Any prepayments shall be applied first to accrued interest and then to outstanding principal under this Senior Note.

     1.3 Maximum Interest. The Holder and the Company intend to comply with
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applicable laws governing the maximum rate or amount of interest payable on this
Senior Note. Accordingly, if any interest payable on this Senior Note would be usurious under any North Carolina or federal law, (i) the interest due under this Senior Note shall not exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on this Senior Note (or if the Senior Note has been paid in full, refunded to the Company); and (ii) in the event of any acceleration of maturity, prepayment or conversion, then such consideration that constitutes interest shall not include more than the maximum amount allowed by applicable law, and any excess interest under this Senior Note shall be canceled automatically as of the date of such acceleration, prepayment or conversion and, if theretofore prepaid, shall be credited on this Senior Note (or if this Senior Note has been paid in full, refunded to the Company), and this Senior Note shall be deemed reformed and the amounts thereafter collectible hereunder reduced accordingly, without the necessity of the execution of any new document, so as to comply with the then applicable law. Determination of the rate of interest for purposes of determining whether this transaction is usurious under any applicable law, to the full extent permitted by applicable law, shall be made by amortizing, prorating, allocation and spreading throughout the full stated term hereof until payment in full, all sums at any time contracted for, charged, taken, reserved or received from the Company for the use, forbearance or detention of money in connection herewith.

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II.  CONVERSION OF SENIOR NOTE

     2.1 Right to Convert. Subject to and upon compliance with the provisions of
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this Article II, at the option of the Holder, all or any part of the then outstanding principal and/or accrued interest under this Senior Note may be converted prior to the maturity hereof into fully paid and nonassessable shares of the same equity security as next issued by the Company in an amount greater than $1,000,000 to one or more institutional or accredited investors that do not hold Senior Notes (such equity security referred to herein as the "Security") at the same price per share at which such Security is sold to such investor(s) (the "Conversion Price"). The number of shares of such Security into which this Senior Note may be converted from time to time shall equal the then outstanding principal and accrued interest under this Senior Note divided by the Conversion Price. In the event warrants are issued without separate consideration in connection with such issuance of shares of the Security to such investor(s), the Holder shall be entitled to receive warrants upon conversion of this Senior Note on the same basis as warrants are issued to such investor(s).

     This Senior Note may not be converted by the Holder until shares of such Security have been issued by the Company as set forth above. Upon issuance of the Security and resulting determination of the Conversion Price, the Company shall give written notice to the Holder describing the Security into which this Senior Note is convertible and the Conversion Price.

     2.2 Mechanics of Conversion. Before the Holder shall be entitled to convert
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this Senior Note or a part hereof into shares of the Security, the Holder shall surrender this Senior Note to the Company at its registered office at 230 North Elm Street, Suite 1500, Greensboro, North Carolina 27401 (or at such other address of which the Company shall have notified the Holder in writing), and shall give written notice to the Company at such offices that the Holder elects to convert this Senior Note, or a part hereof, and, if this Senior Note is to be converted in part, the amount thereof so to be converted. Such notice must be received by the Company at least two business days prior to any scheduled payment on the Senior Note (whether on maturity or as an optional prepayment) and must state the name or names (with address or addresses) in which the certificate representing the number of shares of the Security issuable upon such conversion shall be issued. Such notice shall also contain such representations as may reasonably be required by the Company to the effect that the shares of the Security to be received upon conversion are not being acquired and will not be transferred in any way that would violate then applicable securities or other laws. As promptly as practicable after the receipt of such notice and the surrender of this Senior Note or part hereof as aforesaid, the Company shall issue and deliver to the Holder (or to such person designated by the Holder) at the address or addresses specified by the Holder in the written notice of conversion, a certificate or certificates for the number of shares of the Security issuable upon conversion of this Senior Note, or part hereof, in accordance with the provisions of this Article II. If this Senior Note is converted in part, the Company shall either issue to the Holder another Senior Note for the unconverted balance of the principal amount hereof, or return this Senior Note to the Holder with an appropriate notation endorsed hereon evidencing such partial conversion.

     2.3 Fractional Shares. No fractional shares of the Security shall be issued
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upon conversion of this Senior Note and any portion of the principal or accrued interest hereof which

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would otherwise be convertible into a fractional share of the Security shall be paid to the Holder in cash.

     2.4 Effectiveness of Conversion. Any conversion of this Senior Note shall
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be deemed to have been effective at the close of business on the date on which such notice shall have been received at the office of the Company and this Senior Note shall have been surrendered in whole or in part, and at such time the rights of the Holder as obligee shall cease to the extent of such conversion, and the person or persons in whose name or names any certificate or certificates representing the shares of the Security shall be issuable upon such conversion shall be deemed to become the holder or holders of record of the shares of the Security represented thereby to the extent of such conversion.

     2.5 Shareholders' Agreement; Legends. In the event that the shares of the
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Security into which this Senior Note are convertible are shares of the Company's common stock, no par value (the "Common Stock"), as a condition to conversion, the Holder will execute a joinder agreement pursuant to which he joins in and agrees to be bound by the terms of the Shareholders' Agreement dated as of April 16, 1993 by and among the Company and its shareholders, as amended, or any other shareholders' agreement then in effect among the Company and the holders of its Common Stock. All certificates representing shares of the Security issued upon the conversion of this Senior Note may contain legends governing restrictions upon such shares of the Security as may be required by such shareholders' agreement.

     2.6 Adjustment to Number of Shares and Conversion Price. If the Security
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into which this Senior Note is convertible is Common Stock, the number of shares of the Security into which this Senior Note may be converted and the Conversion Price shall be adjusted in number and amount to reflect the following:

          (a) If, at any time during the period when this Senior Note remains outstanding, the Company shall declare and pay on shares of Common Stock a dividend payable in shares of Common Stock or shall split the then outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock which the Holder of this Senior Note would receive upon conversion thereof, as in effect on the record date for such dividend or at the time of such stock split, shall be proportionately increased and the Conversion Price shall be proportionately decreased, and conversely, if at any time the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, the number of shares of the Security which may be purchased upon the conversion of this Senior Note at the time of such action shall be proportionately decreased as of such time, and the Conversion Price shall be proportionately increased.

          (b) Appropriate adjustment of the number of shares which may be purchased upon conversion of this Senior Note and of the Conversion Price shall also be made as described below in the event of (x) any other capital adjustment, recapitalization, reorganization or reclassification, if permitted hereunder, or (y) the sale of the Company to, or a merger of the Company into, any other corporation, or a sale, lease, or transfer of all or substantially all of the assets of the Company, or a distribution by the Company of its assets as a liquidating or partial liquidating dividend with respect to its Common Stock, or

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     the happening of any other similar event affecting the Common Stock, if permitted hereunder. In the event of either (x) or (y) above as appropriate, the Holder of this Senior Note shall have the right thereafter, upon conversion of this Senior Note to receive the kind and amount of shares of stock and other securities and property to which such Holder would have been entitled if it had received Common Stock upon conversion of this Senior Note immediately prior to such event, and the Conversion Price shall be adjusted accordingly.

     If the Security into which this Senior Note is convertible is not Common Stock but an equity security that is convertible into Common Stock or into another equity security, the number of shares of the Security into which this Senior Note may be converted and the Conversion Price shall be equitably adjusted, as appropriate, in number and amount to reflect any adjustment to the equity security resulting from events set forth in subparagraphs (a) and (b) hereof.

     2.7 Notice of Adjustments. Whenever the number of shares of the Security
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that may be purchased pursuant to the conversion of this Senior Note or the
Conversion Price shall be adjusted as provided in Section 2.6, the Company shall as soon as practicable thereafter provide by written notice to the Holder from time to time, a statement signed by its Chief Financial Officer or other officer, showing in reasonable detail the basis for such adjustment and the actual number of shares of the Security into which this Senior Note is convertible and the Conversion Price that shall be in effect after such adjustment.

     2.8 Reservation of Shares. The Company shall at all times reserve and keep
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available a sufficient number of its authorized but unissued shares of the
Security to permit the exercise in full by the Holder of this Senior Note of the conversion rights hereunder.

III. SECURITY AGREEMENT

     The Senior Notes are secured by a lien on certain assets of the Company under a Security Agreement by and between the Company and the Holders of the Senior Notes dated as of the date hereof.

IV.  LIQUIDATION

     In the event of a liquidation of the Company, the Holder will receive in exchange for and in redemption of the Senior Note, or any portion of the principal amount thereof then outstanding, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of any class of common or preferred stock of the Company by reason of their ownership thereof, an amount equal to the outstanding principal balance plus all accrued but unpaid interest and all other amounts owed hereunder. If the assets or surplus funds to be distributed to the holders of the Senior Notes are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Senior Notes in proportion to the full preferential amount each such holder is otherwise entitled to receive. For purposes of this Article IV, a liquidation shall be deemed to be a sale of all or substantially all of the assets of the Company, a dissolution or a winding up of the Company, either voluntarily or involuntarily.

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V.   DEFAULT

     5.1 Default. In the event that (a) the Company shall default in the payment
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of any principal or interest payable under this Senior Note within 10 days of the date when the same shall become due and payable, (b) the Company shall default in the payment of principal or interest payable under any other indebtedness for money borrowed of the Company in principal amount in excess of $5,000,000, and including any guarantee of indebtedness, beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or condition contained in any agreement under which any such indebtedness is created, if the effect of such default is such indebtedness has actually become due and payable prior to its stated maturity, (c) a petition, complaint or other pleading is filed against the Company under bankruptcy, reorganization, arrangement, composition, insolvency, readjustment of debt, or dissolution, or liquidation law of any federal or state jurisdiction, whether nor or hereafter in effect, which petition is not dismissed within sixty (60) days after such filing, (d) the Company files a petition, complaint, or other pleading under the United States Bankruptcy Code or otherwise seeks, or takes any action to seek relief under any provision of any bankruptcy, insolvency, readjustment of debt, or (e) the Company makes a general assignment for the benefit of its creditors or consents to the appointment of a receiver, trustee, custodian or liquidator (or other similar official) of the Company or any of the Company's property, then in such event the entire indebtedness evidenced hereby may, at the option of the Holder and without demand or further notice of any kind, be declared and thereupon immediately become due and payable, and, subject to any requirements of applicable law, the Holder may exercise from time to time any rights and remedies available to the Holder under any applicable laws.

     5.2 Remedies Cumulative. No remedy herein is intended to be exclusive of
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any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy giving hereunder or under the Agreement or now or hereafter existing at law or in equity or by statute or otherwise.

     5.3 Remedies Not Waived. No course of dealing between the Company and the
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Holder or any delay in exercising any right hereunder shall operate as a waiver by the Holder.

VI.  GENERAL

     6.1. Sale of Senior Note or Shares. Neither this Senior Note nor the shares
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of the Security issuable upon exercise of the conversion rights herein have been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. Neither this Senior Note nor such shares, when issued, may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for this Senior Note, or the shares, as the case may be, under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or in the absence of such registration or qualification, an opinion of counsel satisfactory to the Company that such registration or qualification is not required. The sale or transfer of shares of the Security issuable upon exercise of the conversion rights herein may be further restricted by the Shareholders' Agreement.

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     6.2 Cost of Collection. If this Note is referred to an attorney for
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collection, the Company will pay all expenses of collection, including reasonable attorneys' fees (determined based on the normal hourly rates of such attorneys and not on a percentage of the amount owed hereunder).

     6.3 Successors and Assigns. This Senior Note shall bind and inure to the
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benefit of the Company and the Holder and their respective permitted successors and assigns.

     6.4 Severability. If any one or more of the provisions of this Senior Note
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shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions hereof shall not in any way be impaired.

     6.5 Governing Law. This Senior Note shall be constructed in accordance with
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and governed by the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the Company has caused this Senior Note to be executed in its corporate name by its duly authorized President, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the 25th day of August, 2000.


                                  INTER.ACT ELECTRONIC MARKETING, INC.
ATTEST:

______________________            By:      _______________________________
                                  Title:   _______________________________

(Corporate Seal)

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